As filed with the Securities and Exchange Commission on January 10, 2018

No. 333-222477

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NextDecade Corporation

(Exact name of registrant as specified in its charter)

Delaware	46-5723951
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Waterway Square Place, Suite 400 The Woodlands, Texas 77380 (713) 574-1880
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Krysta De Lima, General Counsel NextDecade Corporation 3 Waterway Square Place, Suite 400 The Woodlands, Texas 77380 (713) 574-1880
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffery K. Malonson

King & Spalding LLP

1100 Louisiana, Suite 4000

Houston, Texas 77002

(713) 751-3200

Carrie A. Ratliff

King & Spalding LLP

1180 Peachtree Street

Atlanta, Georgia 30309

(404) 572-4600

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller Reporting Company ☐
		(Do not check if a smaller reporting company)	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

1)	(2)	(3)
Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, $0.0001 par value per share	$100,000,000	$(4)

(1)

An indeterminate number of shares of common stock is being registered as may from time to time be offered at unspecified prices.  In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover an indeterminate number of additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

(2)	The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $100,000,000.

(3)	Calculated pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

(4)	Fees have already been paid during previous filing of registration statement on Form S-3 dated January 9, 2018, Registration No. 333-222477.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 (this “Amendment”) to Registration Statement on Form S-3 of NextDecade Corporation (Registration No. 333-222477), originally filed on January 9, 2018 (the “Registration Statement”), is being filed as an exhibit-only filing to provide for (i) the description and filing of Exhibit 2.1, which, as a result of a technical filing error, was not included in the Registration Statement, and (ii) the filing of Exhibit 23.1, each as indicated in Item 16 of Part II of the Registration Statement.  Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the filing of Exhibit 2.1 and Exhibit 23.1 herewith, and the signature pages to the Registration Statement.  The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

The exhibits listed below in the “Index to Exhibits” are part of this Registration Statement, are numbered in accordance with Item 601 of Regulation S-K, and are incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement

2.1	(1)

Agreement and Plan of Merger, dated as of April 17, 2017, by and among Harmony Merger Corp., Harmony Merger Sub, LLC, York Credit Opportunities Investments Master Fund, L.P., York Multi-Strategy Master Fund, L.P., York Select Master Fund, L.P., York Global Finance 43, LLC, Valinor Management, L.P., Valinor Capital Partners SPV XXI, LLC, Halcyon Capital Management LP, Halcyon Energy, Power, and Infrastructure Capital Fund Offshore LLC, Halcyon Energy, Power, and Infrastructure Capital Holdings Offshore LLC, Halcyon Energy, Power, and Infrastructure Capital Fund LP, and NextDecade, LLC

3.1	(2)	Second Amended and Restated Certificate of Incorporation, dated July 24, 2017

3.2	(3)	Amended and Restated Bylaws, dated July 24, 2017

4.1	(4)	Specimen common share certificate

5.1	***	Opinion of King & Spalding LLP

23.1	**	Consent of Marcum LLP

23.2	***	Consent of King & Spalding LLP (included as part of Exhibit 5.1)

24.1	**	Power of Attorney (included on the signature page to this Registration Statement)

* To be filed, if necessary, after effectiveness of this registration statement by an amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.

(1) Incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K, filed April 18, 2017.

(2) Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed July 28, 2017.

(3) Incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, filed July 28, 2017.

(4) Incorporated by reference to Exhibit 4.2 of the Amendment No. 2 to the Registrant’s Registration Statement on Form S-1, filed October 10, 2014.

** Filed herewith.

*** Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on January 10, 2018.

NEXTDECADE CORPORATION

By:	/s/ Benjamin Atkins
Benjamin Atkins
Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on January 10, 2018.

Name	Title

/s/ Kathleen Eisbrenner	Chief Executive Officer and Chairman of the Board of Directors
Kathleen Eisbrenner	(Principal Executive Officer)

/s/ Benjamin Atkins	Chief Financial Officer
Benjamin Atkins	(Principal Financial Officer)

/s/ Eric Garcia	Chief Accounting Officer
Eric Garcia	(Principal Accounting Officer)

*	President and Director
Matthew Schatzman

*	Director
Brian Belke

*	Director
Matthew Bonanno

*	Director
David Gallo

*	Director
Avinash Kripalani

*	Director
David Magid

*	Director
Eric S. Rosenfeld

	*	Director
David D. Sgro

	*	Director
René van Vliet

	*	Director
William Vrattos

	*	Director
Spencer Wells

*By:	/s/ Krysta De Lima
Attorney-in-Fact